                                                                    Exhibit 99.1


                 TERAYON GRANTED EURO-DOCSIS BOARD APPROVAL
       END-TO-END APPROVED SOLUTION DEMONSTRATES LEAD IN GLOBAL HIGH SPEED
                               INTERNET SOLUTIONS

      Santa Clara, CA - September 20, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband access, delivery and management platforms, received full Euro-DOCSIS 2.0 qualification for the Terayon BW 3200E CMTS along with certification for the Terayon TJ721X cable modem, making it the only company with end-to-end Euro-DOCSIS Board approval.
      "We are delighted to be the first company to receive complete qualification for our CMTS, covering both A-TDMA and S-CDMA, and certification for our modem from the Euro-DOCSIS Board," said Jerry D. Chase, CEO. "This is another demonstration of the market lead Terayon has in 2.0, and it enables us to extend the practical network and business benefits of our CMTS and cable modem innovation into Europe. In particular, the superior upstream capabilities will enable bandwidth-hungry video, voice and data applications to flourish in the market."
      European cable operators now will be able to build their networks using solutions built to their regional specifications. The Euro-DOCSIS Board anticipates significant benefits from DOCSIS 2.0 to European cable operators.
      "Terayon's CMTS qualification and cable modem certification of Euro-DOCSIS
2.0 validates what we have known for two years," said Egil Dischler, Technical Director of Canal Digital CATV (formerly Telenor Avidi). "It is essential to deliver high speed Internet and feature-rich applications to our customers."
      With significant Terayon product deployments already in the market in countries such as Norway, Belgium, France, Spain and Austria, qualification and certification deliver another level of assurance to operators seeking to build more efficient networks that deliver new consumer and business services.
      Euro-DOCSIS Board approvals and recommendations are also pertinent in Asia markets as broadband providers there often build their networks to similar specifications. Terayon is the only company that can deliver 2.0 solutions in major markets around the globe, enabling the highest speed Internet solutions and delivery of video, voice and data solutions that require maximum bandwidth.

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

ABOUT THE BW 3200 FAMILY

      The Terayon BW 3200 family of cable modem termination system (CMTS) products represents the industry's most flexible and economic solution to offer new revenue generating services in areas that were previously economically unreachable. Support for the latest standards makes the BW 3200 the smart choice.
      The flexible BW 3200 CMTS makes it a perfect fit for areas of low penetration remote areas and high density MDUs and hotels offering broadband access for their guests. The industry's only scalable "pizza box" CMTS solution consists of a single 1RU Switch Control Unit which can support from one to three 1RU CMTS units. This unique capability to scale means operators can easily and economically add CMTS units to support subscribers as demand grows.
ABOUT THE TJ700X SERIES
      The Terayon TJ 700x series of cable modems are a cable operator's future-proof solution for delivering high-speed Internet access today, and for delivering new services tomorrow. An embedded self-diagnostic tool simplifies troubleshooting and reduces the total cost of ownership. Cable operators can deploy TJ 700x modems system-wide with the assurance that they will not become obsolete as operators upgrade from DOCSIS 1.0 to DOCSIS 1.1 and 2.0. The TJ 700x will grow with a system allowing operators to generate new revenue streams by offering services that require more upstream bandwidth such as on-line gaming, peer-to-peer file sharing and video teleconferencing. The TJ 700x also provides maximum flexibility. Operators can order the modem pre-configured for DOCSIS 1.1 or 2.0 deployments.
ABOUT TERAYON
      Terayon Communication Systems, Inc. provides broadband access, delivery and management solutions for broadband providers who want to deliver the widest range of advanced data, video and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.

                                    ###

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including the performance and capabilities of the BW3200E and TJ721X, as well as the other risks and uncertainties detailed from time to time in Terayon's filings with the Securities and Exchange Commission, including Terayon's 10-Q for the quarter ended June 30, 2004 and 10-K for the year ended December 31, 2003.


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